UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Commission File Number: 001-38465

DOCUSIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-2183967
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)

(415) 489-4940

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 25, 2024, Docusign, Inc. (the “Company”) announced that Steve Shute, the Company’s President, Worldwide Field Operations, will step down from his position and his employment will end effective August 11, 2024 (the “Separation Date”). Mr. Shute’s departure is not a result of any disagreement regarding the Company.

The circumstances of Mr. Shute’s termination of employment constitute a “Qualifying Termination,” as defined in Exhibit A to the Second Amended and Restated Executive Severance and Change in Control Agreement, dated March 13, 2024, between Mr. Shute and the Company (the “Severance Agreement”), and entitle him to separation benefits under that agreement. On June 24, 2024, the Company entered into a separation agreement with Mr. Shute (the “Separation Agreement”), which provides for, among other things, the severance and vesting benefits contemplated in his Severance Agreement. Mr. Shute’s Severance Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”), on March 15, 2024, and is incorporated by reference herein.

The Separation Agreement provides for the following benefits (collectively, the “Severance Benefits”) in consideration of Mr. Shute’s delivery of an effective release of claims: (i) a payment of $550,000 as cash severance, which amount represents 12 months of Mr. Shute’s base salary at the time of his termination; (ii) a payment of $550,000, which represents 100% of Mr. Shute’s on-target bonus for fiscal 2025; (iii) up to 12 months of COBRA coverage; and (iv) 12 months’ vesting acceleration of Mr. Shute’s time-based equity awards. The foregoing Severance Benefits are in full satisfaction of amounts due pursuant to the Severance Agreement.

Mr. Shute remains eligible to vest in a portion of his outstanding performance-based restricted stock units (the “Shute PSUs”) to the extent that the Company achieves the applicable performance goals at the end of the applicable performance period, with the portion of shares achieved prorated based on the length of his employment during the applicable performance period, as required by the terms of the Shute PSUs. The Company’s Form of PSU Agreement (the “PSU Agreement”), pursuant to which the Shute PSUs were granted, was filed as Exhibit 10.9 to the Company’s Form 10-K, as filed with the SEC on March 21, 2024, and is incorporated by reference herein.

Additionally, as agreed in the Severance Agreement and reflected in the Separation Agreement, if the Company is subject to a “Change in Control” (as such term is defined in the Severance Agreement) on or prior to November 9, 2024, subject to Mr. Shute’s executing a general release of claims in favor of the Company, Mr. Shute’s remaining unvested time-based equity awards shall accelerate in full. In the event that the Company is subject to a “Change in Control” (as such term is defined in the Severance Agreement), the Shute PSUs shall vest in accordance with the PSU Agreements.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto.

(c)

On June 25, 2024, the Company announced that Paula Hansen will join the Company as its President and Chief Revenue Officer, effective as of Ms. Hansen’s start date, expected to occur on August 5, 2024.

Ms. Hansen, age 52, previously served as President of Alteryx, Inc., an analytics automation company, from February 2022 until July 2024, and its Chief Revenue Officer from May 2021 to July 2024. Previously, Ms. Hansen served as the Chief Revenue Officer of SAP Customer Experience, SAP SE’s portfolio of customer relationship management software solutions, from February 2019 to May 2021. Prior to SAP Customer Experience, Ms. Hansen served in various sales roles at Cisco Systems, Inc., a technology company, from April 2000 to February 2019, including most recently as Vice President Sales, Global Enterprise Segment. Ms. Hansen has served as a member of the board of directors of Darktrace plc, a cybersecurity AI company, since January 2024 and previously served on the board of directors for Qualtrics, an experience management software provider, from December 2020 to May 2021. Ms. Hansen holds a B.S. in electrical engineering from the Virginia Polytechnic Institute and State University.

Ms. Hansen does not have any family relationships with any of the Company’s directors or executive officers and, since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Ms. Hansen or any member of her immediate family that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended, except for the arrangements described in this Current Report on Form 8-K.

On June 7, 2024, the Company and Ms. Hansen entered into an offer letter containing the principal terms and conditions of her employment as the Company’s President and Chief Revenue Officer (the “Offer Letter”).

The Offer Letter provides for, among other things: (i) an annual base salary of $550,000; (ii) eligibility for an annual target cash bonus up to 100% of the amount of her then-current base salary, subject to proration pursuant to the terms of the cash bonus plan; (iii) a one-time signing bonus of $4,000,000, which vests over one year from Ms. Hansen’s start date in equal monthly installments provided she remains in service with the Company, and will be subject to repayment of the unvested portion if Ms. Hansen is terminated for cause or resigns without good reason; and (iv) certain equity awards as described below to be granted as soon as practicable following Ms. Hansen’s start date. The equity awards as described below are each subject to Ms. Hansen’s continued employment or service with the Company on each vesting date.

RSU Award. Ms. Hansen is eligible to receive an award of restricted stock units with an approximate value of $13,500,000, which shall vest over four years, with 25% vesting on the first annual anniversary of the vesting commencement date and the balance in equal quarterly installment during the following three years.

PSU Award. Ms. Hansen is also eligible to receive an award of performance-based restricted stock units with an approximate value of $13,500,000 (at target-level achievement) (the “PSUs”). Fifty percent of the PSUs will vest subject to the level of achievement of the Company’s total shareholder return measured against the Nasdaq Composite Index over an approximate three-year period and 50% of the PSUs will vest subject to the level of achievement of certain Company financial goals during the fiscal year ending January 31, 2025 followed by quarterly time-based vesting through a total three year period. These performance metrics and vesting schedules align with the PSUs to be granted to the Company’s current executive team as part of the Company’s fiscal 2025 executive compensation program.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.2 hereto.

Additionally, the Company has entered into an executive severance and change in control agreement (the “Hansen Severance Agreement”) with Ms. Hansen, substantially in the form of the executive severance and change in control agreements entered into with the Company’s other executive officers.

If Ms. Hansen experiences a Qualifying Termination (as defined in the Hansen Severance Agreement) outside of the period commencing three months prior to and ending 12 months following a Change in Control (as defined in the Hansen Severance Agreement, and such period, the “Changed in Control Period”), subject to certain conditions, including Ms. Hansen delivering a release of all claims against the Company, the Company shall provide Ms. Hansen: (i) severance pay consisting of 12 months of Ms. Hansen’s salary and 100% of Ms. Hansen’s target annual bonus, (ii) payment of Ms. Hansen’s COBRA premiums for up to 12 months, and (iii) 12 months of vesting of outstanding non-performance equity compensation awards. Ms. Hansen will remain eligible to vest in a portion of her outstanding PSUs to the extent that the Company achieves the applicable performance goals at the end of the applicable performance period, with the portion of shares achieved prorated based on the length of her employment during the applicable performance period, in accordance with the PSU Agreement.

If Ms. Hansen experiences a Qualifying Termination during the Change in Control Period, subject to certain conditions, including Ms. Hansen delivering a release of all claims against the Company, the Company shall provide Ms. Hansen: (i) severance pay consisting of 12 months of Ms. Hansen’s salary and 100% of Ms. Hansen’s target annual bonus, (ii) payment of Ms. Hansen’s COBRA premiums for up to 12 months, and (iii) full vesting of outstanding non-performance equity compensation awards. In addition, upon a Change in Control, the PSUs shall vest in accordance with the PSU Agreement.

The foregoing description of the Hansen Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Hansen Severance Agreement, which is filed as Exhibit 10.3 hereto.

The Company will enter into its standard form of indemnity agreement with Ms. Hansen once she commences service with the Company. The form of indemnity agreement is filed as Exhibit 10.1 on the Company’s Form 8-K filed with the SEC on December 3, 2020.

Item 7.01.     Regulation FD Disclosure

A press release dated June 25, 2024 announcing recent Company leadership changes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in Item 7.01 of this current report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement by and between Docusign, Inc. and Steve Shute, dated June 24, 2024.
10.2	Offer letter by and between Docusign, Inc. and Paula Hansen, dated June 7, 2024.
10.3	Executive Severance and Change in Control Agreement by and between Docusign, Inc. and Paula Hansen, dated June 10, 2024.
99.1	Press Release, dated June 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2024

DOCUSIGN, INC.

By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Chief Legal Officer